FOR IMMEDIATE RELEASE                             Contact:    Michael Burke
NASDAQ:IMGC                                                   Exec. VP & CFO
                                                  Contact:    Cathy Yudzevich
                                                              IR Specialist
                                                              (518) 782-1122


             INTERMAGNETICS REPORTS FIRST-QUARTER OPERATING RESULTS

         o MRI Sector Results Reflect Anticipated Temporary Reduction In Shipments For Quarter
         o Instrumentation Sector Continues Improvements, Reports Another Profitable Quarter
         o   Company Expects Resumption Of Overall Growth In Q2
         o   Enhanced Growth Rate Forecast Reiterated For Second Half Of Year


LATHAM, N.Y., September 23, 2003--Intermagnetics General Corporation (NASDAQ:
IMGC), reflecting the planned temporary reduction in MRI magnet deliveries during the quarter, today reported first-quarter net income of about $262,000, or $0.02 per diluted share, compared with $3.7 million, or $0.21 per diluted share, a year earlier. Net sales for the quarter ended August 24, 2003, were $22.3 million compared with $35.2 million in the prior-year period.

Earlier this year the company reported that it had expanded its exclusive magnet supply agreement with its largest customer, Philips Medical Systems. As part of the expanded 7-year agreement, ultimately expected to result in incremental product sales opportunities, Intermagnetics assumed broadened responsibility of supply-chain management for the two companies that necessitated a temporary reduction in first-quarter production and scheduled shipments.

"First-quarter results were essentially as anticipated, with magnet sales down during this transition period of our new supply arrangement," said Glenn H. Epstein, chairman and chief executive officer. "Despite the substantial reduction in first-quarter revenues, our close attention to controllable expenses--without compromising our commitment to our long-term growth strategy--enabled us to record a profitable quarter."

Both Core Business Segments Report Profits

Epstein noted that the Instrumentation segment, continuing its substantial turnaround over the past year, was a key reason for the quarter's profits, with net sales up about 27 percent to $5.8 million from $4.6 million in the year-earlier quarter. The segment reported an operating profit of nearly $600,000, compared with a loss of $114,000 the prior year.

                                     -More-

MRI sales during the quarter were $14.4 million, compared with $30.3 a year earlier. The segment reported an operating profit of $211,000, compared with $7.5 million a year earlier.

"Our focus on cost controls enabled us to generate a 38 percent gross margin, slightly below our target of 40 percent but substantially better than it could have been in view of the revenue base for the quarter," Epstein said. "We expect margins to improve toward our target levels going forward.

"In planning for this quarter, we felt it was important to maintain our commitment to the long-term growth of the company, so we did not pare our investment in vital areas," Epstein said. "We consciously scaled up our selling, general and administrative expenses over last year, and we continued to invest in product research and development--about $3 million for the quarter, compared with $3.5 million last year. At the same time, we maintained a very strong cash position of about $88 million."

Epstein also noted that the reduced magnet shipments led to an increase in inventories to around $18.7 million from $14.2 million. The company expects the units produced, but not shipped, during the first quarter will be consumed and invoiced during the course of the second quarter.

Energy Technology Revenue Increases

The Energy Technology segment, in which subsidiary SuperPower, Inc. is developing high-temperature superconducting solutions for electric power transmission and distribution, reported a substantial increase in revenues as a result of recently announced federal funding commitments. The Department of Energy has announced funding of nearly $20 million in recent months for SuperPower-led projects designed to develop more efficient and reliable means of delivering electricity and to help avert problems such as the recent massive East Coast blackout.

The Energy Technology segment's revenues totaled about $2 million compared with $363,000 in last year's first quarter. Intermagnetics' net investment in the segment was $562,000.

Solid Growth Prospects For Year

"We already have begun resuming a more normal growth rate and expect second quarter results to be similar to last year's fourth quarter," Epstein said. "We continue to anticipate growth accelerating in the second half of this year driven by increased magnet sales and continued strength in the Instrumentation segment, primarily in our traditional vacuum markets. We also see growing indications of improvement in the semiconductor industry, which we expect to target successfully with our enhanced capabilities in serving the needs of that market."



                                     -More-



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The company will discuss its first quarter results as well as other developments during a conference call today beginning at 11 a.m. EDT. The call will be broadcast live and archived over the Internet through the company's web site www.igc.com under the Investor Relations section. The domestic dial-in number for the live call is (877) 407-8037. The international dial-in number is (201) 689-8037. No conference code is required for the live call. The company will also make available a digital replay beginning September 23rd at 2:00 p.m. EDT through midnight September 27, 2003 by dialing (201) 612-7415 - account number 2926 and requesting conference 76553.

Intermagnetics (www.igc.com), drawing on the financial strength, operational excellence and technical leadership in its core businesses of Magnetic Resonance Imaging and Instrumentation has become a prominent participant in superconducting applications for Energy Technology. The company has a more than 30-year history as a successful developer, manufacturer and marketer of superconducting materials, radio-frequency coils, magnets and devices utilizing low- and high-temperature superconductors and related cryogenic equipment. Intermagnetics derives current revenues primarily from applications within magnetic resonance imaging for medical diagnostics and cryogenic applications for vacuum and related processes. The company is at the forefront in the development of high-temperature superconductor-based applications that would provide increased capacity and reliability for transmission and distribution of electric power. Through its own research and development programs and in conjunction with industry and other partners, Intermagnetics is committed to further commercialization of applied superconductivity and cryogenic systems for a broad range of applications.



Safe Harbor Statement: The statements contained in this press release that are not historical fact are "forward-looking statements" which involve various important assumptions, risks, uncertainties and other factors. These include, without limitation, the assumptions, risks, and uncertainties set forth here as well as in the company's Annual Report on Form 10-K including but not limited to: (1) the company's ability to meet the performance, quality and price requirements of our customers, particularly with respect to new products and products sold in the Far East, and maintain gross margin levels through continued production cost reductions and manufacturing efficiencies; (2) our largest customer's ability to maintain and grow its share of the market for MRI systems; (3) continued improvement in order trends from the Instrumentation segment; and (4) the company's ability to invest sufficient resources in and obtain third-party funding for its HTS development efforts and avoid the potential adverse impact of competitive emerging patents. Except for the company's continuing obligation to disclose material information under federal securities law, the company is not obligated to update its forward-looking statements even though situations may change in the future. The company qualifies all of its forward-looking statements by these cautionary statements.


                                 -Tables Follow-

                       INTERMAGNETICS GENERAL CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (Dollars in Thousands, Except Per Share Amounts)

                                                                            (Unaudited)
                                                                         Three Months Ended
                                                          -------------------------------------------------
                                                             August 24,                      August 25,
                                                                2003                            2002
                                                          -----------------               -----------------

Net sales                                                        $  22,269                       $  35,180

Cost of products sold                                               13,784                          21,580
                                                          -----------------               -----------------


Gross margin                                                         8,485                          13,600

Product research and development                                     2,908                           3,472
Selling, general and administrative                                  4,874                           4,353
Amortization of intangible assets                                      461                             460
                                                          -----------------               -----------------
                                                                     8,243                           8,285
                                                          -----------------               -----------------


Operating income                                                       242                           5,315
Interest and other income                                              281                             431
Interest and other expense                                            (122)                           (111)
Gain (loss) on available-for-sale securities                                                           (18)
                                                          -----------------               -----------------
  Income before income taxes                                           401                           5,617
Provision for income taxes                                             139                           1,949
                                                          -----------------               -----------------


NET INCOME                                                          $  262                        $  3,668
                                                          =================               =================
Earnings per Common Share:
  Basic                                                              $0.02                           $0.22
                                                          =================               =================
  Diluted                                                            $0.02                           $0.21
                                                          =================               =================

Shares:
  Basic                                                         16,483,499                      16,667,914
                                                          =================               =================
  Diluted                                                       16,811,596                      17,318,524
                                                          =================               =================

                                            INTERMAGNETICS GENERAL CORPORATION
                                           CONDENSED CONSOLIDATED BALANCE SHEETS
                                                  (Dollars in Thousands)

                                                                                        August 24,            May 25,
                                                                                           2003                2003
                                                                                       ------------         ----------
                                                                                       (Unaudited)
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                                               $ 87,508           $ 88,514
  Trade accounts receivable, net                                                            17,576             23,864
  Costs and estimated earnings in
     excess of billings on uncompleted contracts                                               282                188
  Inventories                                                                               18,675             14,210
  Note receivable                                                                            3,984              3,959
  Prepaid expenses and other                                                                 4,114              3,375
                                                                                       ------------         ----------

  TOTAL CURRENT ASSETS                                                                     132,139            134,110

PROPERTY, PLANT AND EQUIPMENT, net                                                          28,682             28,386

INVESTMENTS AND INTANGIBLE AND OTHER ASSETS                                                 22,045             22,559
                                                                                       ------------         ----------

                                                                                          $182,866           $185,055
                                                                                       ============         ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Current portion of long-term debt                                                         $  292             $  284
  Accounts payable                                                                           6,761              9,276
  Salaries, wages and related items                                                          7,366              7,698
  Customer advances and deposits                                                               557                544
  Product warranty reserve                                                                   1,455              1,466
  Accrued income taxes                                                                         311                821
  Other liabilities and accrued expenses                                                     4,235              4,156
                                                                                       ------------         ----------
TOTAL CURRENT LIABILITIES                                                                   20,977             24,245

LONG-TERM DEBT,  less current portion                                                        4,309              4,384
DEFERRED INCOME TAXES                                                                        1,453              1,453
DERIVATIVE LIABILITY                                                                           355                469

SHAREHOLDERS' EQUITY                                                                       155,772            154,504
                                                                                       ------------         ----------
                                                                                          $182,866           $185,055
                                                                                       ============         ==========


                                                                    INTERMAGNETICS GENERAL CORPORATION

SUMMARY OF PERFORMANCE AGAINST GOALS
                                                                            Three Months Ended
                                                              -----------------------------------------------

                                                                  August 24, 2003         August 25, 2002             Goal
                                                              ----------------------- ----------------------- ----------------------

Gross Margin                                                                     38%                     39%                  40.0%
Operating Income:
  Percent of Sales                                                                1%                     15%                  15.0%
  Percent of Net Operating Assets                                                 2%                     47%                  50.0%
Return on Equity                                                                  1%                     10%                  10.0%
Working Capital Efficiency (Working
   capital, less cash divided by net sales)                                      25%                     14%                  15.0%




            SEGMENT DATA
                                                                            Three Months Ended
                                      ----------------------------------------------------------------------------------------------
                                                                              August 24, 2003
                                      ----------------------------------------------------------------------------------------------
(Dollars in Thousands)                   Magnetic Resonance                                   Energy
                                              Imaging             Instrumentation           Technology                Total
                                      ----------------------- ----------------------- ----------------------- ----------------------

Net sales to external customers:
  Magnet systems & components                        $14,427                                                               $14,427
  Refrigeration equipment                                                    $5,810                                          5,810
  Other                                                                                              $2,032                  2,032
                                      ----------------------- ----------------------- ----------------------- ----------------------
          Total                                       14,427                  5,810                   2,032                 22,269

Segment operating profit (loss)                          211                    593                    (562)                   242

Total assets                                        $162,854                 $9,339                 $10,673               $182,866


                                                                              August 25, 2002
                                      ----------------------------------------------------------------------------------------------
                                         Magnetic Resonance                                   Energy
                                              Imaging             Instrumentation           Technology               Total
                                      ----------------------- ----------------------- ----------------------- ----------------------

Net sales to external customers:
  Magnet systems & components                       $30,260                                                                $30,260
  Refrigeration equipment                                                    $4,557                                          4,557
  Other                                                                                                $363                    363
                                      ----------------------- ----------------------- ----------------------- ----------------------
          Total                                      30,260                   4,557                     363                 35,180


Segment operating profit (loss)                       7,485                    (114)                 (2,072)                 5,299

Total assets                                       $156,584                  $9,925                  $8,201               $174,710



                                                                            Three Months Ended
                                                              -----------------------------------------------

                                                                  August 24, 2003         August 25, 2002
                                                              ----------------------- -----------------------
Reconciliation of income before income taxes:

Total profit from reportable segments                         $                 242   $               5,299
Intercompany profit in ending inventory                                                                  16
                                                              ----------------------- -----------------------
Net operating profit                                                            242                   5,315

Interest and other income                                                       281                     431
Interest and other expense                                                     (122)                   (111)
Gain (loss) on available-for-sale securities                                                            (18)
                                                              ----------------------- -----------------------
Income before income taxes                                    $                 401   $               5,617
                                                              ======================= =======================